EXHIBIT 99.2

                                  NEWS RELEASE
                             For Immediate Release





               VOYAGER ENTERTAINMENT INTERNATIONAL, INC. ANNOUNCES
                 POSTPONEMENT OF CORPORATE GOVERNANCE MEASURERS


LAS VEGAS, NEVADA, October 19, 2004 - (BUSINESS WIRE) - Voyager Entertainment International, Inc. (OTC:BB-VEII), an entertainment development company, announced today that it will postpone the implementation of the corporate governance measures that Voyager previously announced.

On June 2, 2004, Voyager issued a press release announcing that it intended to implement the following corporate governance measures by the end of Voyager's 2004 third fiscal quarter.

The measures include the following:

     o Expand the number of members of Voyager's board of directors from three to five members;

     o Appoint as independent directors two individuals to fill the two newly created board positions;

     o    Form a compensation committee of Voyager's board of directors;

     o    Form an audit committee of Voyager's board of directors;

     o    Form a nominating committee of Voyager's board of directors;

     o    Adopt a code of business conduct and ethics; and

     o Hire a qualified chief financial officer.

Voyager had planned to implement the above corporate governance measures by the end of Voyager's 2004 third fiscal quarter. However, Voyager believes it is more practical to implement these corporate governance measures by the end of 2004.

Statements in is this press release which are not historical, including statements regarding Voyager's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of Section 27A of the



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Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and
the Private Securities Litigation Reform Act of 1995. Such statements include statements that it is more practical to implement the corporate governance measures by the end of 2004, Voyager plans to expand the number of members of its board of directors from three to five members, appoint as independent directors two individuals to fill the two newly created board positions, form a compensation committee of Voyager's board of directors, form an audit committee of Voyager's board of directors, form a nominating committee of Voyager's board of directors, adopt a code of business conduct and ethics, and hire a qualified chief financial officer. There are factors that could have an effect on "forward looking" statements, such as obtaining sufficient funds to implement the corporate governance measures noted above. Since these statements involve risks and uncertainties and are subject to change at any time, Voyager's actual results could differ materially from expected results. Voyager undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise. It is important to note that Voyager's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Voyager's filings with the Securities and Exchange Commission, including but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2003, Form 10-QSB for the quarterly period ended March 31, 2004, and Form 10-QSB for the quarterly period ended June 30, 2004.

Additional information about Voyager is available at its website, www.voyager-ent.com.


                                       ###

Contacts:
---------
Richard Hannigan
Chief Executive Officer
Voyager Entertainment International, Inc.
4483 West Reno Avenue
Las Vegas, Nevada 89118
Tel:  702.221.8070